UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 15, 2007
Date of Report (Date of earliest event reported)
VIAD CORP
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 North Central Avenue, Suite 800, Phoenix, Arizona		85004-4545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
Exhibit 10.A
Exhibit 10.B

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 15, 2007, the Board of Directors of Viad Corp (the “Company”) approved amendments to the Management Incentive Plan (the “Plan”) of the Company to provide that if a participant ceases to be an employee of the Company or one of its operating companies by reason of death or disability, or by reason of normal or early retirement, such employee shall be entitled to a pro rata bonus, if earned, calculated based on the percentage of time such employee was employed by the Company or one of its operating companies from the beginning of the Plan year through the date the employee ceases to be an employee. The Plan was also amended to reflect the target bonus level for the President and Chief Executive Officer of the Company with corresponding threshold and cap levels. The Board also approved an employment agreement, dated as of May 15, 2007, between the Company and Mr. Paul B. Dykstra, President and Chief Executive Officer of the Company.
A copy of the Amendment to Viad Corp Management Incentive Plan, as amended May 15, 2007, and a copy of Mr. Dykstra’s employment agreement dated as of May 15, 2007, are attached hereto as Exhibits 10.A and 10.B, respectively, and are incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits

10.A -	Copy of Amendment to Viad Corp Management Incentive Plan, as amended May 15, 2007.
10.B -	Copy of Employment Agreement between Viad Corp and Paul B. Dykstra dated as of May 15, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

May 21, 2007	By	/s/ Deborah J. DePaoli

Deborah J. DePaoli
Assistant General Counsel and Assistant Secretary